Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Two Hands Corporation

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of up to 200,000,000 shares of common stock of our report dated March 29, 2021 with respect to the consolidated financial statements of Two Hands Corporation included in its Form 10-K for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission.

Draper, UT

October 5, 2021

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